Exhibit 10.2
EXECUTION VERSION
BORROWER SECURITY AGREEMENT
Dated as of September 21, 2020
THIS BORROWER SECURITY AGREEMENT (this “Security Agreement”) is executed and delivered as of the date above by BARINGS CAPITAL InvestMENT CORPORATION, a Maryland corporation (the “Borrower”), as pledgor (the “Pledgor”), in favor of SOCIETE GENERALE, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of September 21, 2020, by and among, inter alios, the Borrower, the other borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Reference is also made to that certain Articles of Amendment and Restatement of Barings Capital Investment Corporation dated as of June 3, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Articles”), the Subscription Agreements of the Borrower and the Side Letters of the Borrower (together with the Articles, the “Constituent Documents”).
1.Acknowledgement. The Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the extension of any Loans.
2.Grant of Security Interest. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Pledgor, to the extent of its respective interests, hereby grants to the Administrative Agent and pledges and creates a security interest in, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”):
(a)    all of the Borrower’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions made by its Investors, and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Capital Commitments;
(b)    all of the Borrower’s rights, titles, interests, remedies, and privileges under the Constituent Documents (i) to issue and enforce Capital Calls and Pending Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Pending Capital Calls, Capital Commitments or Capital Contributions;
(c)    all proceeds of any and all of the foregoing.
3.Representations and Warranties. The Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, as follows:
(a)    the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

(b)    except for the rights of the Administrative Agent, the Pledgor has the sole right to make Capital Calls on the Borrower’s Investors;
(c)    the Borrower is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call made upon its Investors;
(d)    the Pledgor has the right to pledge, sell, assign and transfer the Collateral owned by the Pledgor;
(e)    the Pledgor was formed in, and only in, the State of Maryland; and
(f)    the Pledgor has reviewed the Filings that the Administrative Agent intends to file with respect to the Collateral and that such Filings are accurate with respect to any information pertaining to the Pledgor.
4.Remedies.
(a)    Subject to the limitations set forth in the Loan Documents, the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset).
(b)    Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing, the Administrative Agent, subject to the limitations set forth in the Loan Documents, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless such waiver would constitute or result in a non-exempt prohibited transaction under Section 401 of ERISA or Section 4975 of the Code), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk and may take such other actions as may be available under Applicable Law. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Pledgor. Notwithstanding the foregoing, in the event that Administrative Agent seeks to enforce the Capital Commitments of one or more Investors it shall require such Investor to fund its Capital Contribution to the Collateral Account (and no other account (other than an account in the name of the Borrower as directed by the Administrative Agent pursuant to Section 10.2(b) of the Credit Agreement)).
(c)    To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder, except to the extent arising out of bad faith, gross negligence, willful misconduct or fraud of the Administrative Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(d)    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties during the continuance of an Event of Default and until the Termination Date has occurred: (i) the Pledgor shall not be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Obligations; and (iii) the Pledgor not shall exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property of the Pledgor, except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent.
(e)    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, nonexclusive; and (v) are in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
(f)    During the continuance of an Event of Default, the issuance by the Administrative Agent, on behalf of the Secured Parties, of a receipt or similar document to any Person obligated to pay any Capital Contribution to the Borrower shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Collateral Account at the direction of the Administrative Agent for the benefit of the Secured Parties.
5.    Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement and in accordance with the terms of this Security Agreement and the Credit Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:
(a)    in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable;
(b)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(c)    to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(d)    Subject to Section 10.2(b) of the Credit Agreement, to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment;
(e)    to initiate one or more Capital Calls in order to pay the Obligations or any part thereof then due and owing and direct the Investors to make payment in respect of such Capital Call to the Collateral Account (or such other account in the name of the Borrower as directed by the Administrative Agent pursuant to Section 10.2(b) of the Credit Agreement);
(f)    to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(g)    to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgor or any portion thereof and to enforce any other right in respect of any Collateral;
(h)    to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral;
(i)    to settle, compromise or adjust any such claim, suit, action or proceeding (including, without limitation, with respect to Capital Commitments), and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate;
(j)    to make allowances or adjustments related to Capital Commitments, and
(k)    generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor might do.

Notwithstanding anything in this Section 5 to the contrary, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing and in any case, subject to the provisions of the Credit Agreement. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred.
6.    Liability. Regardless of any provision hereof, in the absence of bad faith, gross negligence, willful misconduct or fraud by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for any acts or omissions relating to the collection, possession, or any transaction concerning, all or part of the Borrower’s Capital Commitments or Capital Calls or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Borrower’s Capital Commitments. Further, neither the Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of the Pledgor in the Collateral or under the Constituent Documents, except as a result of its own bad faith, gross negligence, willful misconduct or fraud.
7.    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement.
8.    Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question.
9.    Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
10.    Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Security Agreement may not be assigned by the Pledgor. This Security Agreement may be assigned by the Administrative Agent without the consent of the Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement.
11.    Multiple Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.
12.    Governing Law. This Security Agreement, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
13.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the Pledgor’s address set forth in Section 12.6 of the Credit Agreement. The Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
14.    Waiver; Etc.
(a)    No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
(b)    The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
15.    Authorization to File Financing Statements. The Pledgor hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral (subject to Permitted Liens), and the Pledgor hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral.
16.    Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Security Agreement shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the Pledgor, at its sole expense, a written release of the Pledgor’s Obligations hereunder and a written release of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Security Agreement has been terminated as provided above, the Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.
PLEDGOR:
BARINGS CAPITAL INVESTMENT CORPORATION, a Maryland corporation

By:	/s/ Thomas F. Moses
	Name:	Thomas F. Moses
	Title:	Treasurer

SG – Barings Capital BDC – Borrower Security Agreement

THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY:
ADMINISTRATIVE AGENT:
SOCIETE GENERALE,
as Administrative Agent

By:	/s/ Laurie Lawler
	Name:	Laurie Lawler
	Title:	Managing Director
SG – Barings Capital BDC – Borrower Security Agreement